Exhibit 99.1

Ann P. Kelly Joins SJW Group as Chief Accounting Officer and Principal Accounting Officer
Kelly brings 15 years of experience in utility Accounting and Finance

SAN JOSE, Calif. — Nov. 12, 2024 — SJW Group (NASDAQ: SJW) has announced today that Ann Kelly joined the company on Nov. 12 as its chief accounting officer and principal accounting officer. In her new role, Kelly will help oversee financial strategy, accounting operations, budgeting and cost management, and associated regulatory compliance, while playing a key role in driving the company’s financial and strategic growth.

“We are fortunate to have Ann on our team,” stated SJW Group Chair, President and CEO Eric W. Thornburg. “Ann is a consummate professional with a deep understanding of investor-owned utility accounting and finance functions. Her leadership style aligns well with our strong culture of teamwork, respect and transparency, and she is a welcome addition to our national leadership team.”

Kelly brings extensive financial and accounting leadership experience and deep expertise in the utility industry. She was most recently the chief financial officer for American Electric Power (AEP), where she led a team of more than 250 professionals in critical areas, including accounting and tax, treasury and risk, corporate planning and budgeting, and investor relations functions. Prior to joining AEP, she served in various roles of increasing responsibility at UGI Corporation (“UGI”) a natural gas, propane and electric power distribution company, up to Vice President Finance and Chief Financial Officer, AmeriGas Propane, a UGI subsidiary. Kelly’s utility experience also includes financial and risk control roles at Exelon Generation/PECO Energy.

Kelly earned a bachelor’s degree in accounting from Ohio Wesleyan University and a Master of Business Administration with a concentration in finance from Villanova University.

About SJW Group
SJW Group is among the largest investor-owned pure-play water and wastewater utilities in the United States, providing life-sustaining and high-quality water service to nearly 1.6 million people. SJW Group’s locally led and operated water utilities - San Jose Water Company in California, The Connecticut Water Company in Connecticut, The Maine Water Company in Maine, and SJWTX, Inc. (dba The Texas Water Company) in Texas - possess the financial strength, operational expertise, and technological innovation to safeguard the environment, deliver outstanding service to customers, and provide opportunities to employees. SJW Group remains focused on investing in its operations, remaining actively engaged in its local communities, and delivering continued sustainable value to its stockholders. For more information about SJW Group, please visit www.sjwgroup.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “projects,” “may,” “should,” “will,” or the negative of those words or other comparable terminology. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict.
These forward-looking statements involve a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, PFAS and other decisions; (2) changes in demand for water and other services; (3) unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage; (4) the effect of the impact of climate change; (5) unexpected costs, charges or expenses; (6) our ability to successfully evaluate investments in new business and growth initiatives; (7) contamination of our water supplies and damage or failure of our water equipment and infrastructure; (8) the risk of work stoppages, strikes and other labor-related actions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic, or similar occurrences; (10) changes in general economic, political, business and financial market conditions; (11) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and (12) legislative, and general market and economic developments. The risks, uncertainties and other factors may cause the actual results, performance or achievements of SJW Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Results for a quarter are not indicative of results for a full year due to seasonality and other factors. In addition, actual results, performance or achievements are subject to other risks and uncertainties that relate more broadly to our overall business, including those more fully described in our filings with the SEC, including our most recent reports on Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements are not guarantees of future performance, and speak only as of the date made, and SJW Group undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:
Andrew Walters
Chief Financial Officer and Treasurer
408-279-7818
Andrew.Walters@sjwater.com

Daniel J. Meaney
Director of Investor Relations
860-664-6016
Daniel.Meaney@ctwater.com

Media Contact:
Nazan Riahei
Vice President, Corporate Communications
408-731-0890
Nazan.Riahei@sjwater.com